UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 16, 2015, Trevena, Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten offering of 7,475,000 shares of its common stock, including the sale of 975,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares, at a price to the public of $9.75 per share (the “Offering”).  Net proceeds from the Offering were approximately $68.3 million after deducting underwriting discounts and offering expenses.  The Company believes that the net proceeds from the Offering and from sales made since June 30, 2015 under the Company’s at the market sales facility, together with the Company’s cash and cash equivalents and marketable securities as of June 30, 2015 and the interest thereon, will be sufficient to fund its operating expenses and capital expenditure requirements into 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements. Although the Company believes that it has a reasonable basis for each forward looking statement contained herein, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain. Forward looking statements in this Current Report include statements about the Company’s ability to fund operating expenses and capital expenditures into 2018. You should refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated from time to time in its filings with the Securities and Exchange Commission for a discussion of important factors that may cause the Company’s actual results to differ materially from those expressed or implied by the Company’s forward-looking statements. As a result of these factors, the Company cannot assure you that the forward-looking statements in this Current Report will prove to be accurate. Furthermore, if these forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A copy of the press release is furnished herewith as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Description
99.1	Press release dated September 16, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: September 21, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 16, 2015.

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